POWER OF ATTORNEY

Know all by these presents, I hereby appoint Jean W. Marstiller and David L.
Lowrance, or any one of them, to act as my agent and attorney-in-fact for the purpose of completing, executing and filing on my behalf with the Securities and
Exchange Commission, the NASDAQ Stock Market LLC or any other exchange or self-regulatory body, any Form 3 "Initial Statement of Beneficial Ownership of
Securities", Form 4 "Statement of Changes in Beneficial Ownership of
Securities", Form 5 "Annual Statement of Beneficial Ownership of Securities",
Form 144 "Notice of Proposed Sale of Securities", Schedule 13D pursuant to Rule
13d-101 of the Securities Exchange Act of 1934, or any other similar form to report securities ownership that may, in the opinion of any of them be necessary, with respect to any transaction in securities of Cumberland
Pharmaceuticals Inc.

Nothing herein shall relieve me of the responsibility for the accuracy of the information and representations contained in any Form 3, Form 4, Form 5, Form
144, Schedule 13D, or other similar form completed, executed and filed pursuant to this power of attorney.

This power of attorney shall supersede all similar prior powers of attorney and will remain effective as to the agents and attorneys-in-fact referred to above until I revoke or amend it by written notice to such persons or until the undersigned is no longer required to file Form 3, Form 4, Form 5, Form 144,
Schedule 13D or other similar form completed, executed and filed pursuant to this power of attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this 20th day of April 2010.

       /s/Jonathan Griggs

       Jonathan Griggs